UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-26680	8736-3354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2454 McMullen Booth Road, Building C

Clearwater, Florida 33759

(Address of principal executive offices, including zip code)

(727) 726-0763

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2014, Peter L. Vosotas, the founder of Nicholas Financial, Inc. (the “Company”), resigned as Chairman of the Board and a director of the Company after having served in such capacities for almost 30 years. Mr. Vosotas’ decision was based on personal reasons and was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. In connection with Mr. Vosotas’ retirement from the Company, the Company agreed to sell Mr. Vosotas his Company-provided automobile at a discount to fair market value. In addition, Mr. Vosotas’ ability to exercise his currently exercisable options to purchase 82,500 Common Shares of the Company was extended until June 25, 2015, as permitted under the terms of the Company’s Equity Incentive Plan.

On July 1, 2014, the Company’s Board of Directors (the “Board”) unanimously appointed Ralph T. Finkenbrink, the Company’s President and Chief Executive Officer, to serve as Chairman of the Board. The Board also unanimously elected Kevin D. Bates, the Company’s Senior Vice President – Branch Operations, as a director to fill the vacancy created by Mr. Vosotas’ resignation. As executive officers of the Company, neither Mr. Finkenbrink nor Mr. Bates will receive any additional compensation for his service as a member of the Board.

On June 30, 2014, the Company entered into an amended and restated employment agreement with Ralph T. Finkenbrink, the Company’s President and Chief Executive Officer. The agreement currently provides for a minimum base salary of $325,000 and annual performance bonuses as determined by the Compensation Committee of the Board. The agreement has an initial term of two years. Thereafter, the agreement automatically renews on June 30 of each year, unless the Company provides to Mr. Finkenbrink, at least sixty days prior to such date, written notification that it intends not to renew the agreement. Thus, the current term of Mr. Finkenbrink’s employment agreement will expire on June 30, 2016, unless automatically renewed as described above. Mr. Finkenbrink’s employment agreement provides that, if he is terminated by the Company without cause, or if he terminates his employment upon (a) a good faith determination by him that the Company has materially breached his employment agreement, (b) a material adverse change in his working conditions or status, (c) a significant relocation of his principal office or (d) upon or within the two-year period following a change of control of the Company, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his principal office immediately prior to the change of control, then he shall be entitled to a severance payment equal to two times the sum of his annual base salary in effect at the time of such termination and his average annual bonus for the two full calendar years immediately preceding such termination. Mr. Finkenbrink’s employment agreement further provides that, during the term of the agreement and for a period of two years thereafter, Mr. Finkenbrink will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

On June 30, 2014, the Company entered into an employment agreement with Kevin D. Bates, the Company’s Senior Vice President – Branch Operations. The agreement currently provides for a minimum base salary of $225,000 and annual performance bonuses as determined by the Compensation Committee of the Board. The agreement has an initial term of two years. Thereafter, the agreement automatically renews on June 30 of each year, unless the Company provides to Mr. Bates, at least sixty days prior to such date, written notification that it intends not to renew the agreement. Thus, the current term of Mr. Bates’ employment agreement will expire on June 30, 2016, unless automatically renewed as described above. Mr. Bates’ employment agreement provides that, if he is terminated by the Company without cause, or if he terminates his employment upon (a) a good faith determination by him that the Company has materially breached his employment agreement, (b) a material adverse change in his working conditions or status, (c) a significant relocation of his principal office or (d) upon or within the two-year period following a change of control of the Company, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his principal office immediately prior to the change of control, then he shall be entitled to a severance payment equal to two times the sum of his annual base salary in effect at the time of such termination and his average annual bonus for the two full calendar years immediately preceding such termination. Mr. Bates’ employment agreement further provides that, during the term of the agreement and for a period of two years thereafter, Mr. Bates will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

Copies of the foregoing employment agreements with Messrs. Finkenbrink and Bates are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated into this Item 5.02 by reference.

On June 13, 2014, the Company’s executive officers were granted the following equity awards under the Company’s Equity Incentive Plan as part of their incentive bonus program for the fiscal year ending March 31, 2015:

Executive Officer	Shares of Restricted Stock*	Non-Qualified Stock Options**
Ralph T. Finkenbrink	20,000	40,000
Kevin D. Bates	12,000	25,000
Katie L. MacGillivary	8,000	15,000

*	These awards will vest on March 31, 2017.
**	These awards will vest in five equal installments, commencing as of the first anniversary of the date of grant, and expire on June 13, 2024.

Item 8.01 Other Events.

On July 1, 2014, the Board determined to discontinue its previously announced exploration of possible strategic alternatives for the Company, including, but not limited to, the possible sale of the Company to Prospect Capital Corporation or another third party, potential acquisition and expansion opportunities and/or a possible debt or equity financing. Effective as of the same date, the Board terminated its engagement of Janney Montgomery Scott LLC, which firm was acting as the Board’s independent financial advisor in connection with such exploration of strategic alternatives. After careful consideration, the Board determined that the Company and its shareholders’ interests will be best served at this time by the Company focusing on its operations as a stand-alone entity.

The 2014 Annual General Meeting of Shareholders of the Company, which was tentatively scheduled to be held on July 30, 2014, will be held on August 12, 2014. The record date for such Annual General Meeting is June 24, 2014. The Company anticipates mailing a proxy statement and related materials on or about July 11, 2014 to shareholders entitled to vote at the 2014 Annual General Meeting of Shareholders.

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future. Forward-looking statements include statements regarding, among other things, the future intentions of the Board of Directors of the Company regarding possible strategic alternatives. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 8-K, 10-Q and 10-K and Annual Reports to Shareholders.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Employment Agreement (as Amended and Restated), dated June 30, 2014, between Nicholas Financial, Inc. and Ralph T. Finkenbrink, President and Chief Executive Officer.

10.2*	Employment Agreement, dated June 30, 2014, between Nicholas Financial, Inc. and Kevin D. Bates, Senior Vice President – Branch Operations.

99.1	Press release, dated July 1, 2014.

*	Represents a management contract or compensatory plan, contract or arrangement in which a director or named executive officer of the Company participated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: July 1, 2014	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Employment Agreement (as Amended and Restated), dated June 30, 2014, between Nicholas Financial, Inc. and Ralph T. Finkenbrink, President and Chief Executive Officer.

10.2*	Employment Agreement, dated June 30, 2014, between Nicholas Financial, Inc. and Kevin D. Bates, Senior Vice President – Branch Operations.

99.1	Press release, dated July 1, 2014.

*	Represents a management contract or compensatory plan, contract or arrangement in which a director or named executive officer of the Company participated.